FOR IMMEDIATE RELEASE	March 12, 2014
Contact: Susan Jordan 732-577-9997

UMH PROPERTIES, INC. REPORTS YEAR END EARNINGS

FREEHOLD, NJ, March 12, 2014........ UMH Properties, Inc. (NYSE:UMH) reported Core Funds from Operations Attributable to Common Shareholders (Core FFO) of $11,399,000 or $0.61 per diluted share for the year ended December 31, 2013, as compared to $10,010,000 or $0.62 per diluted share for the year ended December 31, 2012.  Core FFO for the three months ended December 31, 2013 was $1,088,000 or $0.05 per diluted share versus $1,695,000 or $0.10 per diluted share for the three months ended December 31, 2012.  Core FFO excluding Gains on Securities Transactions for the year ended December 31, 2013 was $7,343,000 or $0.39 per diluted share versus $5,918,000 or $0.36 per diluted share for the year ended December 31, 2012.  Core FFO excluding Gains on Securities Transactions for the three months ended December 31, 2013 was $825,000 or $0.04 per diluted share versus $1,099,000 or $0.06 per diluted share for the three months ended December 31, 2012.

A summary of significant financial information for the three and twelve months ended December 31, 2013 and 2012 is as follows:

   For the Three Months Ended

  December 31,

	2013	2012

Total Income	$16,427,000	$12,606,000
Total Expenses	$16,637,000	$11,761,000
Gain on Securities Transactions, net	$262,000	$597,000
Net Loss Attributable to Common Shareholders	$(2,622,000)	$(559,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.14)	$(0.03)
Core FFO (1)	$1,088,000	$1,695,000
Core FFO (1) per Diluted Common Share	$0.05	$0.10
Core FFO (1) Excluding Gains on Securities Transactions	$825,000	$1,099,000
Core FFO (1) Excluding Gains on Securities Transactions per Diluted Common Share	$0.04	$0.06
Weighted Average Diluted Shares Outstanding	20,200,000	16,938,000

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      For the Twelve Months Ended

        December 31,

	2013	2012

Total Income	$62,205,000	$46,828,000
Total Expenses	$58,010,000	$44,215,000
Gain on Securities Transactions, net	$4,056,000	$4,093,000
Net Income (Loss) Attributable to Common Shareholders	$(1,720,000)	$1,749,000
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(0.09)	$0.11
Core FFO (1)	$11,399,000	$10,010,000
Core FFO (1) per Diluted Common Share	$0.61	$0.62
Core FFO (1) Excluding Gains on Securities Transactions	$7,343,000	$5,918,000
Core FFO (1) Excluding Gains on Securities Transactions per Diluted Common Share	$0.39	$0.36
Weighted Average Diluted Common Shares Outstanding	18,790,000	16,260,000

A summary of significant balance sheet information as of December 31, 2013 and 2012 is as follows:

	December 31, 2013	December 31, 2012

Total Assets	$ 407,980,000	$ 300,281,000
Securities Available for Sale at Fair Value	$ 59,255,000	$ 57,325,000
Mortgages Payable	$ 160,640,000	$ 108,871,000
Loans Payable	$ 49,119,000	$ 10,442,000
Total Shareholders’ Equity	$ 190,586,000	$ 174,985,000

Samuel A. Landy, President and CEO, commented on the 2013 results, “The Company acquired 17 communities containing approximately 2,700 developed homesites for a total purchase price of $88.3 million.  This represents a 27% increase in total homesites over the prior year. Our growth strategy is to purchase communities in strong geographic areas, make appropriate capital improvements, add sales staff and marketing and thereby increase income and occupancy. We believe our business plan will increase the value of these communities dramatically.

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During 2013, the Company accomplished the following:

•

Acquired 17 communities containing a total of 2,700 developed homesites for $88.3 million.

•

Entered into definitive agreements to purchase an additional 12 communities containing 1,300 developed homesites for approximately $37 million.

•

Increased occupancy from 80.5% at year-end 2012 to 81.1% at year-end 2013.

•

Raised approximately $35 million in common equity capital.

•

Reduced the weighted-average interest rate on our mortgages by 70 basis points from 5.2% to 4.5%.

•

Realized $4.1 million in gains from our REIT securities investments.

•

Replaced our $5 million credit facility with a new $35 million facility which includes an accordion feature up to $50 million.

Mr. Landy stated, “Core FFO remained relatively flat over the year.  For the fourth quarter, core FFO included additional expenses relating to installation of a new computer software system, pension cost for an executive of retirement age, and deferred maintenance, such as tree removal and removal of homes, associated with bringing our newly acquired communities  up to our high standards.  These expenses will decrease as we complete the process of upgrading these communities.”

“UMH’s overall occupancy rate was 81.1% at year-end as compared to 80.5% in the prior year, and has continued to improve to 81.8% currently.  Applications for residency to buy or rent, have also continued to increase.  We currently have the potential to fill 2,700 vacancies. Housing demand in the energy-rich Marcellus and Utica shale regions where numerous UMH communities are located is expected to be particularly strong in the years to come. Based on the increases in traffic we are seeing, the potential for continued occupancy improvements is high heading into 2014.”

UMH Properties, Inc. will host its Fourth Quarter and Year End 2013 Financial Results Webcast and Conference Call.  Senior management will discuss the results, current market conditions and future outlook on Thursday, March 13, 2014 at 10:00 a.m. Eastern Time.

The Company’s 2013 fourth quarter and yearend financial results being released herein will be available on the company website at www.umh.com in the “Financial Information and Filings” section under the “Investors” tab.

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To participate in the webcast, select the “Investors” tab at the top of the company’s website at www.umh.com, then select the microphone icon.  Interested parties can also participate via conference call by calling toll free 888-317-6016 (domestically) or 412-317-6016 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, March 13, 2014.  It will be available until May 1, 2014, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10039185.  A transcript of the call and the webcast replay will be available at the company’s website, www.umh.com under the “Investors” tab.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates seventy-four manufactured home communities containing approximately 13,500 developed homesites.  These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

(1)

Non-GAAP Information:  We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (FFO), which management believes is a useful indicator of our operating performance.  FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT.  FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents Net Income (Loss) Attributable to Common Shareholders, as defined by accounting principles generally accepted in the United States of America (US GAAP), excluding Extraordinary Items, as defined under US GAAP, Gains or Losses from sales of previously depreciated real estate assets, Impairment Charges related to depreciable real estate assets, plus certain non-cash items such as Real Estate Asset Depreciation and Amortization.  NAREIT created FFO as a non-US GAAP supplemental measure of REIT operating performance.  We define Core Funds From Operations (Core FFO), as FFO plus Acquisition Costs.  FFO and Core FFO should be considered as supplemental measures of operating performance used by REITs.  FFO and Core FFO exclude historical Cost Depreciation as an expense and may facilitate the comparison of REITs which have different cost bases.  The items excluded from FFO and Core FFO are significant components in understanding the Company’s financial performance.

FFO and Core FFO (i) do not represent Cash Flow from Operations as defined by US GAAP; (ii) should not be considered as an alternative to Net Income as a measure of operating performance or to Cash Flows from Operating, Investing and Financing activities; and (iii) are not alternatives to Cash Flow as a measure of liquidity.  FFO and Core FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

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The Company’s FFO and Core FFO for the three and twelve months ended December 31, 2013 and 2012 is calculated as follows:

	Three Months		Twelve Months
	12/31/13	12/31/12	12/31/13	12/31/12
Net Income (Loss) Attributable to Common Shareholders	$(2,622,000)	$(559,000)	$(1,720,000)	$1,749,000
Depreciation Expense	3,213,000	2,125,000	11,682,000	7,357,000
(Gain) Loss on Sales of Depreciable Assets	(1,000)	20,000	(19,000)	42,000
FFO Attributable to Common Shareholders	590,000	1,586,000	9,943,000	9,148,000
Acquisition Costs	498,000	109,000	1,456,000	862,000
Core FFO	$1,088,000	$1,695,000	$11,399,000	$10,010,000

The following are the cash flows provided (used) by operating, investing and financing activities for the twelve months ended December 31, 2013 and 2012:

	2013	2012
Operating Activities	$11,238,000	$9,088,000
Investing Activities	(110,365,000)	(66,986,000)
Financing Activities	95,707,000	60,136,000

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